UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 31, 2008
EDCI HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-34015 (Commission File Number)	26-2694280 (IRS Employer Identification No.)
1755 Broadway, 4th Floor
New York, New York 10019
(Address of Principal
Executive Offices)
(212) 333-8400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
As previously reported, on October 31, 2008, EDCI Holdings, Inc. (the “Company”) announced that its subsidiaries Entertainment Distribution Company, LLC (“EDC”) and Entertainment Distribution Company (USA), LLC (collectively, the “Sellers”) entered into an Asset Purchase Agreement (the “Agreement”) with Sony DADC US Inc. (the “Purchaser”) for the sale of Sellers’ distribution operations located in Fishers, Indiana, U.S. supply agreements with Universal Music Group, the equipment located in its Fishers, Indiana distribution facility and certain manufacturing equipment located in its Kings Mountain, North Carolina facility, as well as the transfer of U.S. customer relationships to the Purchaser (collectively, the “Sony Sale”).
On December 31, 2008, the parties closed the Sony Sale. In accordance with the Agreement, the Sellers received $26 million in cash at closing and will receive by the end of April 2009 an additional approximate $1.5 million for equipment sold to the Purchaser pursuant to the Agreement. The $26 million purchase price is subject to certain post-closing working capital adjustments, as provided in the Agreement. The Agreement also provides for up to $2.0 million as contingent consideration related to the transferred operations achieving additional criteria. In connection with the transaction, EDC and Purchaser have agreed to provide certain transition services following the closing.
A copy of the Agreement was previously filed as an exhibit to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission on November 3, 2008 and is incorporated herein by reference. The foregoing description of the transaction and the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.
As previously reported, on October 31, 2008, EDC entered into a Seventh Amendment to Credit Agreement (the “Seventh Amendment”) with Entertainment Distribution Company (USA), LLC (the “Guarantor”), Glenayre Electronics, Inc., the lenders party thereto (the “Lenders”) and Wachovia Bank, National Association, as administrative agent (the “Agent”) amending certain terms of the Credit Agreement dated as of May 31, 2005 by and among EDC, the Guarantor, Glenayre Electronics, Inc., the Lenders and the Agent. The Seventh Amendment became effective upon the consummation of the Sony Sale. Pursuant to the Seventh Amendment, (1) the Lenders consented to the Sony Sale, (2) the blanket lien on the remaining U.S. assets and pledge of 65% of the stock our EDC’s subsidiaries in Hannover, Germany and Blackburn, UK was continued, (3) the payment on the term loan was modified with $9.0 million due on December 31, 2008, $9.0 million due on closing of the Sony Sale, $2.0 million due on December 31 2009, $2.5 million due on June 30, 2010, and $4.5 million due on December 31, 2010 and (4) the existing revolving credit facility was repaid and eliminated and replaced with a new European revolving credit facility of up to $2.5 million, secured by the assets of the EDC subsidiaries in Hannover, Germany and Blackburn, UK. Upon closing of the Sony Sale, the parties to the Seventh Amendment entered into an Eighth Amendment to Credit Agreement (the “Eighth Amendment”). The Eighth Amendment clarified certain security provisions, modified certain of the requirements set forth in the Seventh Amendment relating to the Sony Sale and created two events of default related to EDC failing to own two-thirds or more of the outstanding voting stock of its Dutch holding company subsidiary or Sony taking enforcement action not terminated or rescinded within 30 days with respect its second lien security interest securing its indemnification rights unless permitted by the relevant documentation.
A copy of the Seventh Amendment was previously filed as an exhibit to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission on November 3, 2008 and is incorporated herein by reference and a copy of the Eighth Amendment is filed as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Seventh and Eighth Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of such amendments.
A copy of the press release issued by the Company on January 5, 2009 announcing the completion of the transaction is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 5, 2009, the Company also announced the appointment of Robert L. Chapman, Jr. as Chief Executive Officer of the Company. Mr. Chapman replaced Interim Chief Executive Officer, Clarke H. Bailey, who will continue to serve as non-Executive Chairman of the Board of Directors of the Company, upon the terms that applied to this position prior to his serving as Interim Chief Executive Officer. Mr. Chapman’s employment was effective following Board approval on January 2, 2009. Mr. Chapman has served as a director of the Company since November 2007. Other than as described herein, there have been no changes to Mr. Chapman’s biography included in the proxy statement/prospectus filed with the Securities and Exchange Commission on June 23, 2008. Further,

there are no transactions in which Mr. Chapman has an interest requiring disclosure under Item 404(a) of Regulation S-K.
In connection with his appointment as Chief Executive Officer, Mr. Chapman and the Company have entered into a letter agreement regarding the terms of his employment. Pursuant to the letter agreement, Mr. Chapman will receive base compensation of $37,500 per month, of which $18,750 will be paid in cash, and $18,750 will be paid through the issuance and delivery to him of shares of common stock of the Company issued in a valid private placement under federal securities laws. The number of shares issued for each monthly payment will be calculated by dividing $18,750 by the average daily closing price of the Company’s common stock on the Nasdaq Stock Market, or other primary market (e.g., Pink Sheets) should the Company’s common stock cease to trade on the Nasdaq Stock Market, during the calendar month immediately preceding the calendar monthly period in which issuance and delivery is being made. Mr. Chapman will also be eligible to participate in the Company’s bonus plans or programs as shall be established by the Board of Directors from time to time for senior executives. If Mr. Chapman’s employment is terminated for any reason, except as noted below, during the first six months of the term of the letter agreement, the Company shall pay to Mr. Chapman in one cash lump sum and one issuance and delivery of shares of the Company’s common stock, the remainder of his base salary through the six-month anniversary date of the agreement (the “Remainder Amount”). Notwithstanding the foregoing, Mr. Chapman’s employment is conditioned on the results of a background search to be completed on or before January 26, 2009. If the results of the background search are not reasonably acceptable to the Board of Directors, due to there being a material issue with his record discovered by the background search, his employment may be terminated by the board without payment of the Remainder Amount. After July 2, 2009, Mr. Chapman’s position shall be that of an at-will employee and his employment may be terminated at any time upon two weeks advance notice. The letter agreement also contains provisions that comply with Section 409A of the Internal Revenue Code, including a delay in payment in situations where payments would otherwise not be compliant with Section 409A.
A copy of Mr. Chapman’s letter agreement is filed with this report as Exhibit 10.1 and is hereby incorporated by reference. The foregoing description of such letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement.

Item 9.01.	Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
See Exhibit 99.2 for certain pro forma information assuming the completion of the Sony Sale at the beginning of certain specified fiscal periods.
(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement between Robert L. Chapman, Jr. and EDCI Holdings, Inc. dated January 2, 2009.
10.2
Eighth Amendment to Credit Agreement dated as of December 30, 2008 by and among Entertainment Distribution Company, LLC as borrower, Glenayre Electronics, Inc., the guarantors party thereto, the lenders party thereto and Wachovia Bank, National Association, as administrative agent.

99.1	Company’s News Release dated January 5, 2009.
99.2	Pro forma financial information.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDCI HOLDINGS, INC.
Date: January 6, 2009	By:	/s/ Michael W. Klinger
Michael W. Klinger
Chief Financial Officer